Exhibit 5.2

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000
                                            Employer Identification Number:
Date:  APR 15 1995                                    54-1091649
                                            File Folder Number:
CENTRAL FIDELITY BANKS, INC.                          521033842
C/O ROBERT L. MUSICK JR.                    Person to Contact:
WILLIAMS, MULLEN, CHRISTIAN DOBBINS                   WAYNE LASHER
P.O. BOX 1320                               Contact Telephone Number:
RICHMOND, VA  23210                              (202) 874-1535
                                            Plan Name:
                                                 CENTRAL FIDELITY BANKS,
                                                  INC. STOCK AND THRIFT
                                                  PLAN
                                            Plan Number:  002


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated MARCH 27, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on JUNE 23, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.



                                                           Letter 835 (DO/CG)

Internal Revenue Service                            Department of the Treasury
District Director

CENTRAL FIDELITY BANKS, INC.


     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ Paul M. Harrington

                              District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans
Addendum



                                                           Letter 835 (DO/CG)

CENTRAL FIDELITY BANKS, INC.


This determination letter includes the following adopting Controlled Group
Members:
Central Fidelity Banks Inc.
Central Fidelity National Bank.
Central Fidelity Mortgage Corporation.







                                                           Letter 835 (DO/CG)